                              CISCO SYSTEMS, INC.

                                OCTOBER 2, 1995

TO THE SHAREHOLDERS OF CISCO SYSTEMS, INC.:

     You are invited to attend the Annual Meeting of Shareholders ("Annual Meeting") of Cisco Systems, Inc. (the "Company") which will be held at the Company's headquarters located at 170 W. Tasman Drive, San Jose, California 95134-1706 on Tuesday, November 14, 1995, at 10:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

San Jose, California

                                          John T. Chambers
                                          President and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                              CISCO SYSTEMS, INC.
                              170 W. TASMAN DRIVE
                        SAN JOSE, CALIFORNIA 95134-1706

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 14, 1995

     The Annual Meeting of Shareholders ("Annual Meeting") of Cisco Systems, Inc. (the "Company") will be held at the Company's headquarters located at 170
W. Tasman Drive, San Jose, California 95134-1706, on Tuesday, November 14, 1995, at 10:00 a.m. for the following purposes:

     1. To elect seven directors of the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

     2. To approve an amendment to the Company's 1987 Stock Option Plan that will (i) increase the number of shares available for issuance by an additional 19,000,000 shares of Common Stock, (ii) eliminate the authority of the plan administrator to grant stock options with an exercise price per share less than the fair market value of the Common Stock on the grant date, and (iii) reduce the maximum option term for all future grants to 9 years;

     3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending July 28, 1996;

     4. To approve an amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock by an additional 280,000,000 shares; and

     5. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournment thereof is September 22, 1995. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

     Whether or not you plan to attend the meeting, please complete, date, sign, and return the enclosed proxy promptly in the accompanying reply envelope. Your proxy may be revoked at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Larry R. Carter
                                          Secretary

San Jose, California
October 2, 1995

                              CISCO SYSTEMS, INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation (the "Company"), for the Annual Meeting of the Shareholders (the "Annual Meeting") to be held at 10:00 a.m. on November 14, 1995, at the Company's headquarters located at 170 W. Tasman Drive, San Jose, California 95134-1706, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders on or about October 2, 1995.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On September 22, 1995, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were shares of Common Stock outstanding. Each shareholder of record on September 22, 1995, is entitled to one vote for each share of Common Stock held by such shareholder on September 22, 1995. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. In the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected. Proposals 2 and 3 each require for approval (i) the affirmative vote of a majority of those shares present and entitled to vote, and (ii) the affirmative vote of a majority of the required quorum. Thus, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. Proposal 4 requires for approval the affirmative vote of the holders of a majority of the outstanding Common Stock. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors (proposal 1) and FOR proposals 2, 3, and 4 and, in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

     Mr. Son, 38, has been a member of the Board of Directors since July 1995. He has been the President and Chief Executive Officer of SOFTBANK Corporation for more than fifteen years.

     Mr. Valentine, 63, has been a member of the Board of Directors of the Company since December 1987, and was elected Chairman of the Board of Directors in December 1988. He became Vice Chairman of the Board on January 31, 1995. He has been a general partner of Sequoia Capital, a venture capital firm that was an investor in the Company since 1974. Mr. Valentine currently serves as Chairman of the Board of Directors of C-Cube Microsystems, Inc., a semiconductor video compression company and serves on the Board of Directors of Sierra Semiconductor, Inc., a communications semiconductor company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended July 30, 1995, the Board of Directors held 10 meetings. During this period, each of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served.

     The Company has five standing Committees: the Audit Committee, the Compensation/Stock Option Committee, the Executive Committee, the Acquisition Committee, and the Nominating Committee.

     The Audit Committee is responsible for reviewing the Company's financial procedures and controls and for selecting and meeting with the independent auditors. This Committee held several informal meetings during the last fiscal year. This Committee currently consists of Messrs. Frankel, Puette, and Ring.

     The Compensation/Stock Option Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering all the Company's employee benefit plans, including the 1987 Stock Option Plan. This Committee, currently comprising of Messrs. Puette, Frankel, and Gibbons, held 12 meetings on matters relating to the approval of stock option grants and 2 meetings relating to executive compensation.

     The Executive Committee's duties include anything permitted by law to be performed by the Board of Directors that does not require the full Board. This Committee currently consists of Messrs. Morgridge, Chambers, and Valentine. This Committee held several informal meetings during the last fiscal year.

     The Acquisition Committee reviews acquisition strategies and candidates with the Company's management and makes recommendations to the Board of Directors. This Committee held several informal meetings during the last fiscal year. This Committee currently consists of Messrs. Valentine, Frankel, and Morgridge.

     The Nominating Committee is responsible for nominating persons for election as Directors of the Company. This Committee has no current plans to consider nominees recommended by security holders. This Committee currently consists of Messrs. Valentine, Gibbons, and Puette. This Committee held 1 meeting during the last fiscal year.

DIRECTOR COMPENSATION

     For fiscal 1995, the non-employee directors (other than Mr. Valentine) were each paid a $12,000 retainer for serving on the Board, as well as $1,000 for each Board meeting they attended. Directors who are also employees of the Company are eligible to receive options under the Company's 1987 Stock Option Plan and to participate in the Company's 1989 Employee Stock Purchase Plan, the 401(k) Plan, and the Management Incentive Plan. Non-employee directors (other than members of the Compensation/Stock Option Plan Committee) are eligible to participate in the Discretionary Option Grant Program in effect under the 1987 Stock Option Plan, and all non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant program in effect under the 1987 Plan. On October 14, 1994, Mr. Valentine received an option grant under the Discretionary Option Grant Program to purchase 30,000 shares of Common Stock at an exercise price of $27.625 per share. The option has a maximum term of 5 years and is immediately exercisable for all the option shares. However, the shares are subject to a vesting schedule under which they are to vest in a series of 24 successive equal monthly installments over Mr. Valentine's continued

     Mr. Son, 38, has been a member of the Board of Directors since July 1995. He has been the President and Chief Executive Officer of SOFTBANK Corporation for more than fifteen years.

     Mr. Valentine, 63, has been a member of the Board of Directors of the Company since December 1987, and was elected Chairman of the Board of Directors in December 1988. He became Vice Chairman of the Board on January 31, 1995. He has been a general partner of Sequoia Capital, a venture capital firm that was an investor in the Company since 1974. Mr. Valentine currently serves as Chairman of the Board of Directors of C-Cube Microsystems, Inc., a semiconductor video compression company and serves on the Board of Directors of Sierra Semiconductor, Inc., a communications semiconductor company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended July 30, 1995, the Board of Directors held 10 meetings. During this period, each of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served.

     The Company has five standing Committees: the Audit Committee, the Compensation/Stock Option Committee, the Executive Committee, the Acquisition Committee, and the Nominating Committee.

     The Audit Committee is responsible for reviewing the Company's financial procedures and controls and for selecting and meeting with the independent auditors. This Committee held several informal meetings during the last fiscal year. This Committee currently consists of Messrs. Frankel, Puette, and Ring.

     The Compensation/Stock Option Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering all the Company's employee benefit plans, including the 1987 Stock Option Plan. This Committee, currently comprising of Messrs. Puette, Frankel, and Gibbons, held 12 meetings on matters relating to the approval of stock option grants and 2 meetings relating to executive compensation.

     The Executive Committee's duties include anything permitted by law to be performed by the Board of Directors that does not require the full Board. This Committee currently consists of Messrs. Morgridge, Chambers, and Valentine. This Committee held several informal meetings during the last fiscal year.

     The Acquisition Committee reviews acquisition strategies and candidates with the Company's management and makes recommendations to the Board of Directors. This Committee held several informal meetings during the last fiscal year. This Committee currently consists of Messrs. Valentine, Frankel, and Morgridge.

     The Nominating Committee is responsible for nominating persons for election as Directors of the Company. This Committee has no current plans to consider nominees recommended by security holders. This Committee currently consists of Messrs. Valentine, Gibbons, and Puette. This Committee held 1 meeting during the last fiscal year.

DIRECTOR COMPENSATION

     For fiscal 1995, the non-employee directors (other than Mr. Valentine) were each paid a $12,000 retainer for serving on the Board, as well as $1,000 for each Board meeting they attended. Directors who are also employees of the Company are eligible to receive options under the Company's 1987 Stock Option Plan and to participate in the Company's 1989 Employee Stock Purchase Plan, the 401(k) Plan, and the Management Incentive Plan. Non-employee directors (other than members of the Compensation/Stock Option Plan Committee) are eligible to participate in the Discretionary Option Grant Program in effect under the 1987 Stock Option Plan, and all non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant program in effect under the 1987 Plan. On October 14, 1994, Mr. Valentine received an option grant under the Discretionary Option Grant Program to purchase 30,000 shares of Common Stock at an exercise price of $27.625 per share. The option has a maximum term of 5 years and is immediately exercisable for all the option shares. However, the shares are subject to a vesting schedule under which they are to vest in a series of 24 successive equal monthly installments over Mr. Valentine's continued service with the Company, whether as a non-employee Board member or independent consultant, measured from the grant date. In the event the Company were to be acquired by merger or asset sale, all the option shares would immediately vest. For further information concerning the terms of this discretionary option grant, see the summary of the Discretionary Option Grant Program in Proposal No. 2 below.

     Option grants were also made during the 1995 fiscal year to the eligible non-employee Board members pursuant to the provisions of the Automatic Option Grant Program. On August 9, 1994, Mr. Valentine received an automatic option grant for 20,000 shares with an exercise price of $21.9375 per share, and each of the following non-employee Board members received an automatic option grant for 10,000 shares of Common Stock on November 15, 1994 at an exercise price of $33.1875 per share: Ms. Bartz and Messrs. Frankel, Gibbons, Puette and Valentine. Mr. Son received an automatic option grant for 20,000 shares on July 26, 1995, when he was first appointed to the Board, with an exercise price of $57.75 per share. For further information concerning the terms of these automatic grants, see the summary of the Automatic Option Grant Program in Proposal No. 2 below.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the nominees listed herein.

                                 PROPOSAL NO. 2

                      AMENDMENT TO 1987 STOCK OPTION PLAN

     The shareholders are being asked to vote on a proposal to approve an amendment to the Company's 1987 Stock Option Plan (the "Option Plan") that will
(i) increase the number of shares of Common Stock available for issuance under the Option Plan by 19,000,000 shares, (ii) eliminate the authority of the plan administrator to grant stock options with an exercise price per share less than the fair market value of the Common Stock on the grant date, and (iii) reduce the maximum option term for future option grants to 9 years. The Board of Directors adopted the amendment, subject to shareholder approval at the Annual Meeting. The Board believes the amendment is necessary in order to provide the Company with a sufficient reserve of Common Stock for future option grants needed to attract and retain the services of key individuals essential to the Company's long-term success and to assure that those option grants will have value only if the market price of the Common Stock appreciates over the market price in effect at the time of grant.

     The purpose of the Option Plan is to provide a means whereby key employees, officers, non-employee directors, consultants, and advisors of the Company or subsidiary corporations may be given an opportunity to purchase shares of the Company's Common Stock pursuant to options granted under the Option Plan. The Board of Directors believes that option grants and the stock issuances under the Option Plan play an important role in the Company's efforts to attract, employ, and retain employees, directors, and consultants of outstanding ability, and the Board accordingly recommends the shareholders to vote FOR the amendment.

     The principal terms and provisions of the Option Plan as modified by the recent amendment are summarized below. The summary however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan as amended will be furnished by the Company to any shareholder upon written request to the Corporate Secretary.

DESCRIPTION OF THE OPTION PLAN

     STRUCTURE. The Option Plan is divided into two separate equity incentive programs: (i) a Discretionary Option Grant Program, under which key employees, non-employee directors (other than those serving as members of the Compensation/Stock Option Committee), and consultants may be granted options to purchase shares of Common Stock and (ii) an Automatic Option Grant Program, under which eligible non-employee Board members will automatically receive special option grants to purchase shares of Common Stock at designated intervals over their period of Board service.

     Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or nonstatutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be nonstatutory options.

     ADMINISTRATION. The Discretionary Option Grant Program is administered by the Compensation/Stock Option Committee (the "Committee") of the Board. Committee members are appointed by the Board and serve for such period of time as the Board may determine. No Board member may serve on the Committee if he or she has received an option grant or stock award under the Option Plan, other than pursuant to the Automatic Option Grant Program, or under any other stock plan of the Company or its parent or subsidiary corporations within the twelve
(12) month period preceding his or her appointment to the Committee.

     The Committee has full authority (subject to the express provisions of the Option Plan) to determine the eligible individuals who are to receive grants under the Discretionary Option Grant Program, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, and the remaining provisions of the option grant.

     All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and no administrative discretion will be exercised by the Committee with respect to the grants made under that program.

     ELIGIBILITY. Key employees (including officers), non-employee directors (other than Board members serving on the Committee), and independent consultants who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants under the Discretionary Option Grant Program. Only non-employee Board members are eligible to participate in the Automatic Option Grant Program.

     As of July 30, 1995, approximately 3,826 persons (including 7 officers and 3 non-employee Board members) were eligible to participate in the Discretionary Option Grant Program, and 4 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

     SECURITIES SUBJECT TO OPTION PLAN. The maximum number of shares of Common Stock issuable over the term of the Option Plan, as adjusted for the two-for-one stock splits effected in March 1991, March 1992, March 1993, and March 1994, may not exceed 110,640,112 shares1/ (including the 19,000,000 share increase subject to approval by the shareholders as part of this Proposal). Such share reserve will be subject to further adjustment in the event of subsequent changes to the capital structure of the Company. The shares may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased on the open market.

     In no event may any one individual participating in the Option Plan be granted stock options or separately-exercisable stock appreciation rights for more than 2,000,000 shares of Common Stock in the aggregate over the remaining term of the Option Plan, subject to adjustment from time to time in event of certain changes to the Company's capital structure. For purposes of such limitation, any options or stock appreciation rights granted prior to August 1, 1994, will not be taken into account.

     Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan. Shares subject to any option surrendered or canceled in accordance with the stock appreciation right provisions of the Option Plan will not be available for subsequent grants.

DISCRETIONARY OPTION GRANT PROGRAM

     PRICE AND EXERCISABILITY. The option exercise price per share may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date. Options granted under the Discretionary Option Grant Program generally become exercisable in periodic installments over the optionee's period of service and may not have a term in excess of 9 years.

     The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee, (b) permitting the optionee to pay the exercise price in installments over a period of years, or (c) authorizing a guarantee by the Company of a third-party loan to the optionee. The terms and conditions of any such loan, installment payment, or guarantee will be established by the Committee in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate exercise price payable for the purchased shares, plus any federal or state income or employment taxes incurred in connection with the purchase.

     No optionee is to have any shareholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

---------------

     1/From and after July 30, 1995, not more than 41,672,653 shares may be issued under the Option Plan, assuming approval of the proposed 19,000,000 share increase by the Company's shareholders.

     VALUATION. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing selling price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. The closing selling price of the Common Stock on September 22, 1995, was
$          per share.

     TERMINATION OF SERVICE. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the limited post-service period designated by the Committee at the time of the option grant. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any parent or subsidiary corporation), whether as an employee, a non-employee member of the board of directors, or an independent consultant or advisor.

     The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

     STOCK APPRECIATION RIGHTS. Two types of stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program: (i) tandem rights, which require the option holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for an appreciation distribution, and (ii) limited rights, which are automatically exercised upon the occurrence of a hostile take-over.

     The appreciation distribution payable by the Company upon the exercise of a tandem stock appreciation right will be equal in amount to the excess of (i) the fair market value (on the exercise date) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the Committee's discretion, be made in shares of Common Stock valued at fair market value on the exercise date, in cash or in a combination of cash and Common Stock.

     One or more officers or directors of the Company subject to the short-swing profit restrictions of the Federal securities laws may, at the discretion of the Committee, be granted limited stock appreciation rights in connection with their option grants under the Discretionary Option Grant Program. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be canceled, to the extent exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price.

     ACCELERATION OF OPTIONS/TERMINATION OF REPURCHASE RIGHTS. Upon the occurrence of any of the following transactions (a "Corporate Transaction"):

         (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation,

          (ii) the sale, transfer, or other disposition of all, or substantially all, of the Company's assets, or

          (iii) any reverse merger in which the Company is the surviving entity, but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, each outstanding option under the Discretionary Option Grant Program will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. No such acceleration will occur, however, if (i) the option is either to be assumed by the successor corporation or replaced by a comparable option to purchase shares of the capital stock of the successor corporation or (ii) the acceleration of the option is subject to other limitations imposed by the Committee at the time of grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

     The Company's outstanding repurchase rights under the Discretionary Option Grant Program will also terminate, and all shares subject to such repurchase rights will immediately vest, upon the occurrence of any such Corporate Transaction, except to the extent (i) the repurchase rights are expressly assigned to the successor corporation or (ii) such accelerated vesting is subject to other limitations imposed by the Committee at the time the underlying options were granted.

     The acceleration of options in the event of a Corporate Transaction may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member on August 9, 1994, the effective date of such program and who had completed at least four (4) years of service in such capacity was automatically granted on that date a stock option for 20,000 shares of Common Stock at an exercise price of $21.9375 per share, the closing selling price per share on that date, as reported on the Nasdaq National Market. A similar 20,000 share option will be made to each individual who first becomes a non-employee Board member after the August 9, 1994, effective date of the Automatic Option Grant Program, whether through election by the shareholders or appointment by the Board. In addition, on the date of each Annual Shareholders Meeting, beginning with the 1994 Annual Meeting, each individual re-elected to serve as a non-employee Board member will automatically be granted a stock option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least five (5) months. There will be no limit on the number of such additional 10,000 share option grants any one non-employee Board member may receive over his or her period of Board service. In no event, however, will any automatic option grant be made to a non-employee Board member who has previously been in the Company's employ at any time after October 1988.

     Each option granted under the Automatic Option Grant Program will be subject to the following terms and conditions:

          -- The exercise price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date.

          -- Each option will have a maximum term of five years measured from the grant date.

          -- Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in such shares.

          -- The shares subject to each 20,000 share grant will vest (and the Company's repurchase rights will lapse) in four equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the automatic grant date. The shares subject to each 10,000 share grant will vest (and the Company's repurchase rights will lapse) in two equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the automatic grant date.

          -- The option will remain exercisable for a six-month period following the optionee's cessation of Board service for any reason other than death or permanent disability. Should the optionee die within such six-month period, then each such option will remain exercisable for a twelve-month period following such optionee's death and may be exercised by the personal representative of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) in which the optionee is vested at the time of cessation of Board service.

          -- Should the optionee die or become permanently disabled while serving as a Board member, then the shares of Common Stock subject to each automatic option grant held by that individual optionee will immediately vest in full, and those vested shares may be purchased at any time within the twelve-month period following the date of the optionee's cessation of Board service.

          -- The shares subject to each automatic option grant will immediately vest upon a Corporate Transaction (as such term is defined above) or a hostile take-over of the Company effected through a tender offer for more than 50% of the Company's outstanding voting stock or one or more contested elections for Board membership.

          -- Upon the successful completion of a hostile tender offer for securities possessing more than 50% of the Company's outstanding voting stock, each automatic option grant which has been outstanding for at least six months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (i) the highest price per share of Common Stock paid in such hostile tender offer over (ii) the exercise price payable for such share.

          -- The remaining terms and conditions of the option will in general conform to the terms described above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

GENERAL PROVISIONS

     CHANGES IN CAPITALIZATION. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the Option Plan after July 31, 1994, (iii) the number and/or class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member, and (iv) the class and/or number of securities and exercise price per share in effect under each outstanding option.

     Each outstanding option which is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

     OPTION PLAN AMENDMENTS. The Board may amend or modify the Option Plan in any or all respects whatsoever. However, the Board may not, without the approval of the Company's shareholders, (i) materially increase the maximum number of shares issuable under the Option Plan (except in connection with certain changes in capitalization), (ii) materially modify the eligibility requirements for option grants, or (iii) otherwise materially increase the benefits accruing to participants under the Option Plan.

     Unless sooner terminated by the Board, the Option Plan will in all events terminate on September 10,
1997. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

OPTION GRANTS

     The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, the following information with respect to stock option grants effected during the period from August 1, 1994 to July 30, 1995: (i) the number of shares of Common Stock subject to options granted under the Option Plan during that period and (ii) the weighted average exercise price payable per share under such options.

                                                                     WEIGHTED
                                                                      AVERAGE
                                                                     EXERCISE
                                                           NUMBER    PRICE OF
                                                        OF OPTION     GRANTED
NAME AND POSITION                                          SHARES     OPTIONS
John T. Chambers
  President and Chief Executive Officer                   200,000    $33.2500
John P. Morgridge
  Chairman of the Board                                         0        0
Donald A. LeBeau
  Senior Vice President, Worldwide Operations             175,000    $30.8036
Frank J. Marshall
  Vice President, Engineering                              90,000    $33.5139
Edward R. Kozel
  Vice President, Business Development                    100,000    $39.8750
Carl Redfield
  Vice President, Manufacturing                           100,000    $33.5250
All current executive officers as a group (7
  persons)                                                940,000    $34.1090
All current directors (other than executive
  officers)
  as a group (6 persons)                                  120,000    $34.0156
All employees, including current officers who are
  not executive officers, as a group (3,816
  persons)                                             12,621,625    $41.1537

     As of July 30, 1995, options covering 26,272,548 shares were outstanding under the Option Plan, 15,400,105 shares remained available for future option grant assuming approval of the 19,000,000 share increase by the Company's shareholders, and 68,967,459 shares have been issued under the Option Plan. The expiration dates for all such options range from July 31, 1995 to November 12, 2000.

NEW PLAN BENEFITS

     The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, (i) the number of shares of Common Stock for which options have been granted, as of July 30, 1995, on the basis of the 19,000,000 share increase to the Option Plan for which shareholder approval is sought as part of this Proposal No. 2 and (ii) the weighted average exercise price per share. These grants have also been included in the Option Grant table above. In addition, each of the following non-employee Board members will, upon re-election to the Board at the Annual Meeting, receive at that time an automatic option grant for 10,000 shares based upon the 19,000,000 share increase: Messrs. Frankel,

Gibbons, Puette, and Valentine. Each of these automatic grants will have an exercise price per share equal to the closing selling price per share of Common Stock on the grant date.

                                                                      WEIGHTED
                                                                      AVERAGE
                                                                      EXERCISE
                                                                      PRICE OF
                                                           NUMBER     GRANTED
                                                        OF OPTION     OPTIONS
NAME AND POSITION                                          SHARES       ($)
John T. Chambers
  President and Chief Executive Officer                         0        0
John P. Morgridge
  Chairman of the Board                                         0        0
Donald A. LeBeau
  Senior Vice President, Worldwide Operations                   0        0
Frank J. Marshall
  Vice President, Engineering                                   0        0
Edward R. Kozel
  Vice President, Business Development                          0        0
Carl Redfield
  Vice President, Manufacturing                                 0        0
All current executive officers as a group (7
  persons)                                                      0        0
All current directors (other than executive
  officers)
  as a group (6 persons)                                        0        0
All employees, including current officers who are
  not executive officers, as a group (3,816
  persons)                                              4,517,995     $56.0625

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE OPTION PLAN

     Options granted under the Option Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

                                 PROPOSAL NO. 4

              AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION

     The shareholders are being asked to approve a Certificate of Amendment to the Company's Restated Articles of Incorporation (the "Articles") to increase the authorized number of shares of Common Stock from 320,000,000 to 600,000,000 shares. The Board authorized the amendment on August 22, 1995. The affirmative vote of the holders of a majority of the outstanding Common Stock is required to approve the Certificate of Amendment.


     The Articles presently provide that the Company is authorized to issue two classes of stock, consisting of 320,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. On September 22, 1995, 273,636,333 shares of Common Stock were issued and outstanding, and 35,762,413 shares of Common Stock were reserved for issuance pursuant to option plans, purchase rights and for other other purposes. The remaining 10,601,254 shares of authorized but unissued Common Stock are not reserved for any specific use and are available for future issuance.


PURPOSE AND EFFECT OF AMENDMENT


     The proposed amendment will authorize sufficient additional shares of Common Stock to cover the full 19,000,000 share increase in the Option Plan set forth in Proposal No. 2, and to provide the Company with the flexibility to make such issuances as may be necessary in order for the Company to complete acquisitions or other corporate transactions. The proposed amendment to the Articles, authorizing an additional 280,000,000 shares of Common Stock, would facilitate the Company's ability to accomplish these goals and other business and financial purposes in the future without the necessity of delaying such activities for further shareholder approval except as may be required in a particular case by the Company's charter documents, applicable law, or the rules of any stock exchange or other system on which the Company's securities may then be listed. During the last fiscal year the Company completed three acquisitions, one for cash and two pursuant to which an aggregate of approximately 11,655,939 shares were issued. The Company has recently announced three new acquisitions which are in the process of closing and which involve the issuance of an aggregate of approximately 7,081,000 shares. The increase in the authorized number of shares of Common Stock which the shareholders are currently being asked to approve is not necessary to complete the pending acquisitions. While the Company expects to complete acquisitions in the future and is continuously reviewing potential acquisition candidates, as of the date of this proxy statement, the Company has no current understandings, arrangements, commitments, or intentions to issue or sell any additional shares of Common Stock or securities convertible into Common Stock, except pursuant to its Option Plan, which issuances would require approval of the proposed increase in the Company's authorized Common Stock. In addition, the Company is not currently actively reviewing any potential acquisition candidate that, in order to complete an acquisition, would require approval of the proposed authorized share increase. Future issuances of additional shares of Common Stock or securities convertible into Common Stock, whether pursuant to an acquisition or other corporate transaction, would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board believes that the amendment of the Articles is necessary to provide the Company with agility and flexibility over the upcoming year.

     The Board recommends that the shareholders vote FOR the approval of the Certificate of Amendment to the Company's Articles.

     Should one or more optionees be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged periodically against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from prior quarter-end will be accrued as compensation expense to the extent such fair market value is in excess of the aggregate exercise price in effect for such rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the shares of the Company's voting stock present or represented by proxy at the 1995 Annual Meeting and entitled to vote on Proposal No. 2, together with the affirmative vote of a majority of the required quorum, is required for approval of the amendment to the Option Plan. If such shareholder approval is not obtained, then any options granted on the basis of the 19,000,000 share increase that forms part of the amendment will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, no additional option grants will be made on the basis of such share increase, and the Option Plan will terminate once the balance of the share reserve as last approved by the shareholders has been issued pursuant to option grants made under the Option Plan.

     The Board of Directors recommends a vote FOR the approval of the amendment to the 1987 Stock Option Plan.

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

     Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report initial ownership of the Company's Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1995 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1995 fiscal year, the Company believes that there has been compliance with all
Section 16(a) filing requirements applicable to such officers, directors, and ten-percent beneficial owners.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

     The Compensation/Stock Option Committee ("the Compensation Committee") of the Cisco Systems, Inc. Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and certain other executive officers of the Company and to administer the Company's 1987 Stock Option Plan, under which grants may be made to such officers and other key employees. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and certain other executive officers and other key employees each fiscal year. The Committee serves pursuant to a charter adopted by the Board of Directors. The Committee is composed entirely of outside directors who have never served as officers of the Company.

     For the 1995 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based upon the Committee's subjective judgment and took into account both qualitative and quantitative factors. Among the factors considered by the Committee were the recommendations of the chief executive officer with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers. The Committee established the compensation payable for Mr. John P. Morgridge, President and Chief Executive Officer. Mr. Morgridge then recommended, subject to the Committee's review and the Board's approval, the compensation payable to Mr. John T. Chambers, Executive Vice President; Mr. Donald A. LeBeau, Senior Vice President, Worldwide Operations; Mr. Frank J. Marshall, Vice President, Engineering; Mr. Carl Redfield, Vice President, Manufacturing; and Mr. John M. Russell, Vice President, Finance and Administration, Chief Financial Officer and Secretary. In January 1995, Mr. Larry R. Carter became Vice President, Finance and Administration, Chief Financial Officer and Secretary, at which time Mr. Carter's compensation was established by Mr. Chambers (following his appointment as Chief Executive Officer) and was subsequently approved by the Board of Directors.

     GENERAL COMPENSATION POLICY. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company, and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package comprises three elements: (i) base salary, which is established primarily on the basis of individual performance and market considerations; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance goals, the executive's contribution, and a measure of customer satisfaction; and, (iii) long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the shareholders.

     COMPETITIVE FRAME OF REFERENCE. The Company's Human Resources Department, working with an independent outside consulting firm, has compiled for the Committee executive compensation data drawn from a nationally recognized survey of a select group of similarly sized technology companies (the "Peer

                                 PROPOSAL NO. 4

              AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION

     The shareholders are being asked to approve a Certificate of Amendment to the Company's Restated Articles of Incorporation (the "Articles") to increase the authorized number of shares of Common Stock from 320,000,000 to 600,000,000 shares. The Board authorized the amendment on August 22, 1995. The affirmative vote of the holders of a majority of the outstanding Common Stock is required to approve the Certificate of Amendment.

     The Articles presently provide that the Company is authorized to issue two classes of stock, consisting of 320,000,000 shares of Common Stock and 5,000,000
shares of preferred stock. On September 22, 1995,             shares of Common
Stock were issued and outstanding, and             shares of Common Stock were
reserved for issuance upon the exercise of outstanding options. The remaining shares of authorized but unissued Common Stock are not reserved for any specific use and are available for future issuance.

PURPOSE AND EFFECT OF AMENDMENT

     The proposed amendment will authorize sufficient additional shares of Common Stock to provide the Company with the flexibility to make such issuances as may be necessary in order for the Company to complete acquisitions or other corporate transactions. The proposed amendment to the Articles, authorizing an additional 280,000,000 shares of Common Stock, would facilitate the Company's ability to accomplish these goals and other business and financial purposes in the future without the necessity of delaying such activities for further shareholder approval except as may be required in a particular case by the Company's charter documents, applicable law or the rules of any stock exchange or other system on which the Company's securities may then be listed. Future issuances of additional shares of Common Stock or securities convertible into Common Stock, whether pursuant to an acquisition or other corporate transaction, would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board believes that the amendment of the Articles is necessary to provide the Company with agility and flexibility over the upcoming year.

     The Board recommends that the shareholders vote FOR the approval of the Certificate of Amendment to the Company's Articles.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of July 30, 1995, of all persons who are beneficial owners of five percent or more of the Company's Common Stock and by each director and nominee, each of the Company's Chief Executive Officers, and the four other highest-paid executive officers named in the Summary Compensation Table below, and all current officers and directors as a group as of July 30, 1995:

                                                                          NUMBER
                                                                        OF SHARES
                                                                       BENEFICIALLY   PERCENT
                                  NAME                                   OWNED(1)     OWNED(2)
    -----------------------------------------------------------------  ------------   --------
    John T. Chambers.................................................       488,749        *
    Michael S. Frankel...............................................        76,667        *
    James F. Gibbons.................................................        56,667        *
    Edward R. Kozel..................................................       139,827        *
    Donald A. LeBeau.................................................        98,750        *
    Frank J. Marshall................................................       365,000        *
    John P. Morgridge(3).............................................     5,155,059     1.89
    Robert L. Puette.................................................        12,800        *
    Carl Redfield....................................................        83,071        *
    David H. Ring....................................................        34,529        *
    Masayoshi Son....................................................        20,000        *
    Donald T. Valentine(4)...........................................       156,286        *
    All current officers and directors
      as a group (13 persons)(5).....................................     6,688,405     2.44

---------------
* Less than one percent.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after July 30, 1995, including, but not limited to, upon the exercise of an option.

(2) Percentage of beneficial ownership is based upon 272,245,809 shares of Common Stock, all of which were outstanding on July 30, 1995. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days of July 30, 1995, including, but not limited to, upon the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. Based upon a review of 13G filings made with the Securities and Exchange Commission during 1995, there were no 5% shareholders.

(3) Includes 4,809,915 shares held by John P. Morgridge and Tashia F. Morgridge as Trustees of the Morgridge Family Trust (UTA DTD June 30, 1988). Includes 10,760 shares held by Tashia F. Morgridge. Includes 150,000 shares in the Morgridge Family Foundation.

(4) Includes 95,540 shares held by the Donald T. Valentine Family Trust Under Agreement dated April 29, 1967. Also includes 11,996 shares held by Sequoia
    XXII. Mr. Valentine disclaims beneficial ownership of the shares held by the Sequoia XXII, except to the extent of his pecuniary interest therein.

(5) Includes outstanding options to purchase 1,566,882 shares of Common Stock held by 6 officers and 6 directors of the Company to the extent such options are either currently exercisable or will become exercisable within 60 days after July 30, 1995. See Note 2 with respect to shares that have been included herein.

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

     Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report initial ownership of the Company's Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1995 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1995 fiscal year, the Company believes that there has been compliance with all
Section 16(a) filing requirements applicable to such officers, directors, and ten-percent beneficial owners.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

     The Compensation/Stock Option Committee ("the Compensation Committee") of the Cisco Systems, Inc. Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and certain other executive officers of the Company and to administer the Company's 1987 Stock Option Plan, under which grants may be made to such officers and other key employees. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and certain other executive officers and other key employees each fiscal year. The Committee serves pursuant to a charter adopted by the Board of Directors. The Committee is composed entirely of outside directors who have never served as officers of the Company.

     For the 1995 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based upon the Committee's subjective judgment and took into account both qualitative and quantitative factors. Among the factors considered by the Committee were the recommendations of the chief executive officer with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers. The Committee established the compensation payable for Mr. John P. Morgridge, President and Chief Executive Officer. Mr. Morgridge then recommended, subject to the Committee's review and the Board's approval, the compensation payable to Mr. John T. Chambers, Executive Vice President; Mr. Donald A. LeBeau, Senior Vice President, Worldwide Operations; Mr. Frank J. Marshall, Vice President, Engineering; Mr. Carl Redfield, Vice President, Manufacturing; and Mr. John M. Russell, Vice President, Finance and Administration, Chief Financial Officer and Secretary. In January 1995, Mr. Larry R. Carter became Vice President, Finance and Administration, Chief Financial Officer and Secretary, at which time Mr. Carter's compensation was established by Mr. Chambers (following his appointment as Chief Executive Officer) and was subsequently approved by the Board of Directors.

     GENERAL COMPENSATION POLICY. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company, and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package comprises three elements: (i) base salary, which is established primarily on the basis of individual performance and market considerations; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance goals, the executive's contribution, and a measure of customer satisfaction; and, (iii) long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the shareholders.

     COMPETITIVE FRAME OF REFERENCE. The Company's Human Resources Department, working with an independent outside consulting firm, has compiled for the Committee executive compensation data drawn from a nationally recognized survey of a select group of similarly sized technology companies (the "Peer Companies"). The Company's executive officers, including the CEO, were matched with their counterparts at the surveyed Peer Companies, and the market compensation levels for those comparable positions were examined to determine base salary, target incentive, and total cash compensation. It is the Company's policy to target total cash compensation levels (base salary and incentive) to be between the 25th and 50th percentile of the compensation levels in effect for the Peer Companies. The practices of the Peer Companies with respect to stock option grants were also reviewed and compared.

     In preparing the performance graph for this Proxy Statement, the Company has selected the Hambrecht & Quist Technology Index. This Index is used by the Company, because 80% of the Peer Companies in the survey are contained in the H&Q Index. Certain companies were included among the Peer Companies, because the Company competes for executive talent with those companies even though they are not included in the H&Q Index. In addition, certain companies in the H&Q Index were excluded from the group of Peer Companies, because they were determined not to be competitive with the Company for executive talent or because compensation information was not available.

     BASE SALARY. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at the Peer Companies. The level of base salary for such executive officers is between the 25th and 50th percentile of the surveyed compensation data for the Peer Companies.

     ANNUAL INCENTIVE COMPENSATION. Each executive officer has an established target based on competitive market levels for comparable positions at the Peer Companies. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year, a range for the executive's contribution, and a measure of customer satisfaction. The bonus plan has a threshold level of Company performance based on both revenue and profit before interest and taxes that must be achieved before any bonuses are awarded. Once the threshold is achieved, specific formulas are in place to calculate the actual incentive payment for each officer. For the 1995 fiscal year, the Company exceeded its performance targets. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives.

     LONG-TERM INCENTIVE COMPENSATION. During fiscal 1995, the Committee, in its discretion, made option grants to Messrs. Carter, Chambers, Kozel, LeBeau, Marshall, and Redfield under the 1987 Stock Option Plan. Generally, the size of each grant is set at a level which the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there is also taken into account comparable awards made to individuals in similar positions with the Peer Companies, the individual's potential for future responsibility and promotion, the individual's performance in the recent period, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

     The grants are designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     CEO COMPENSATION. The annual base salary for Mr. Morgridge, who was the Company's President and Chief Executive Officer until January 31, 1995, was established by the Committee on August 9, 1994 for the period August 1, 1994 through January 31, 1995. The Committee's decision was made primarily on the basis of Mr. Morgridge's personal performance of his duties and the rate of base salary paid to the chief executive officers of the Company's competitors based on the surveyed compensation data for the Peer Companies. The level of base salary for Mr. Morgridge was set below the 25th percentile of the surveyed data. On February 1, 1995, Mr. Morgridge's salary was reduced 25% to take account of the fact that Mr. Morgridge was no longer to serve as the Company's President and Chief Executive Officer. The base salary for Mr. Chambers, who became the Company's President and Chief Executive Officer on January 31, 1995, was established by the Committee on August 9, 1994 primarily on the basis of his personal performance and his duties as an executive vice president. The salary was increased on February 1, 1995, upon his appointment as the chief executive officer, and is based upon the salary paid to the chief executive officers of the Peer Companies, but below the 25th percentile of the surveyed data.

     The remaining components of each chief executive officer's 1995 fiscal year incentive compensation were entirely dependent upon financial performance and a measure of customer satisfaction and provided no dollar guarantees. The bonus paid to each officer for the fiscal year was based on the same incentive plan for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company revenue and profit before interest and taxes. Each and every year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit before interest and taxes. The option grant made to each chief executive officer during the 1995 fiscal year was intended to reflect his years of service with the Company and to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Company's common stock over the option term.

     TAX LIMITATION. As a result of federal tax legislation enacted in 1993, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation will be in effect for all fiscal years of the Company beginning after July 31, 1994, but it is not expected that the compensation to be paid to the Company's executive officers for the 1996 fiscal year will exceed the $1 million limit per officer. In addition, the shareholders approved at the 1994 Annual Meeting an amendment to the Company's 1987 Stock Option Plan that imposes a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options over the remaining term of the plan. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1987 Stock Option Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Until final Treasury Regulations are issued with respect to the new limitation, the Committee will defer any decision on whether or not to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap, should the individual compensation of any executive officer ever approach that level.

                            Compensation/Stock Option Committee

                            ROBERT L. PUETTE, CHAIRMAN
                            JAMES F. GIBBONS
                            MICHAEL S. FRANKEL

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation/Stock Option Committee of the Company's Board of Directors are as named above in the Compensation/Stock Option Committee Report. No member of such Committee was at any time during the 1995 fiscal year or at any other time an officer or employee of the Company.

     No executive officer of Cisco Systems, Inc. served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Cisco Systems, Inc. Board of Directors or Compensation/Stock Option Committee.

STOCK PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on July 29, 1990, along with the composite prices of companies listed in the S&P 500 and the Hambrecht & Quist Technology Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      MEASUREMENT PERIOD          CISCO SYS-                      H & Q TECH-
    (FISCAL YEAR COVERED)         TEMS, INC.       S & P 500        NOLOGY
7/29/90                                    100             100             100
7/28/91                                    284             108             113
7/26/92                                    804             116             126
7/25/93                                   1643             126             149
7/31/94                                   1305             130             159
7/30/95                                   3483             160             282

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Compensation/Stock Option Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.
---------------
Notes

1) The Company's fiscal year ended on July 30, 1995.

2) No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by each of the Company's Chief Executive Officers and the four other highest-paid executive officers whose compensation for the 1995 fiscal year was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. Mr. Morgridge is included in the table because he served as the Company's Chief Executive Officer from the start of the 1995 fiscal year until January 31, 1995. No other executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1995 fiscal year has been excluded by reason of his or her termination of employment during that fiscal year. The individuals included in the table will be collectively referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                   ANNUAL COMPENSATION                              AWARDS       ALL OTHER
                              ------------------------------    OTHER ANNUAL     ------------   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)(2)   COMPENSATION(3)    OPTIONS(#)       ($)(1)
----------------------------  ----   ---------   -----------   ---------------   ------------   ------------
John T. Chambers............  1995    230,468      163,806               0          200,000         1,500
President, CEO, Director      1994    202,987      142,548               0          130,000         2,000
                              1993    172,792      140,591               0                0             0
John P. Morgridge(4)........  1995    183,160      111,639               0                0         1,500
Chairman of the Board         1994    218,980      166,812               0          150,000         1,000
                              1993    187,212      172,092               0           40,000         1,000
Donald A. LeBeau............  1995    198,203      147,520               0          175,000             0
Senior Vice President,        1994    171,913      118,556         128,467                0             0
Worldwide Operations          1993    141,354      115,320          25,000                0             0
Frank J. Marshall...........  1995    198,374      123,085               0           90,000         1,500
Vice President, Engineering   1994    182,516      124,648               0                0         1,000
                              1993    145,971      124,819               0                0         1,000
Edward R. Kozel.............  1995    167,996      106,512               0          100,000         1,500
Vice President, Business      1994    145,577      102,342               0          130,000         1,000
Development                   1993    106,385       75,916               0          140,000         1,000
Carl Redfield...............  1995    158,547      101,132               0          100,000         1,500
Vice President,
  Manufacturing               1994    134,242       93,901          80,000          200,000         1,000
                              1993        N/A          N/A             N/A              N/A           N/A

---------------
(1) Represents the Company's 401(k) matching contributions.

(2) The amounts shown under the Bonus column represent cash bonuses earned for the indicated fiscal years.

(3) Represents $153,467 in relocation payments for Mr. LeBeau and $80,000 in relocation payments for Mr. Redfield.

(4) During fiscal 1995, Mr. Morgridge served as Chief Executive Officer of the Company from August 1, 1994 to January 31, 1995.

                               CISCO SYSTEMS, INC.
                ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 14, 1995
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CISCO SYSTEMS,
                                      INC.

The undersigned revokes all previous proxies, acknowledges receipt of the notice of shareholders meeting to be held November 14, 1994 and the proxy statement, and appoints John T. Chambers and Larry R. Carter or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Cisco Systems, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters located at 170 W. Tasman Drive, San Jose, California 95134-1706, on Tuesday, November 14, 1995 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

         CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE MARK VOTES AS IN THIS EXAMPLE.  / x /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE MATTERS LISTED BELOW. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BELOW. THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2, 3, 4, AND 5 IF NO SPECIFICATION IS MADE.

1. Election of all nominees listed below to the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified, except as noted (write the names, if any, of nominees for whom you withhold authority to vote.)

Nominees: John T. Chambers, Michael S. Frankel, James F. Gibbons, John P. Morgridge, Robert L. Puette, Masayoshi Son, Donald T. Valentine

For  /   /                 Withheld  /   /

/   /
-----------------------------------------------------
For all nominee except as noted above

2. Proposal to amend the Company's 1987 Stock Option Plan that will (i) increase the number of shares available for issuance by an additional 19,000,000 shares of Common Stock, (ii) eliminate the authority of the plan administrator to grant stock options with an exercise price per share less than the fair market value of the Common Stock on the grant date, and (iii) reduce the maximum options term for all future grants to 9 years.

For  /   /                 Withheld  /   /                    Abstain  /   /

3) Proposal to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending July 28, 1996.

For  /   /                 Withheld  /   /                    Abstain  /   /

4) Proposal to amend the Company's Restated Articles of Incorporation to increase the number of shares of Common Stock by an additional 280,000,000 shares.

For  /   /                 Withheld  /   /                    Abstain  /   /

5) Proposal to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  /   /

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee, or in their representative capacity, sign name and title.

Signature:                                         Date:
          -------------------------------------          -------

Signature:                                         Date:
          -------------------------------------          -------

                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT

                               CISCO SYSTEMS, INC.
                             1987 STOCK OPTION PLAN

                      (AS AMENDED THROUGH OCTOBER 17, 1995)


                                   ARTICLE ONE
                                     GENERAL


       I.      PURPOSES OF THE PLAN

               (a) This Stock Option Plan (the "Plan") is intended to promote the interests of Cisco Systems, Inc. (the "Company") by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations),
(ii) non-employee members of the Company's Board of Directors (or of the board of directors of any parent or subsidiary corporations) and (iii) consultants and independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or its parent or subsidiary corporations).

               (b) For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

                   (i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                   (ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       II.     PLAN STRUCTURE

               (a) The Plan shall be divided into two separate components:

               - The Discretionary Option Grant Program, under which eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two.

               - The Automatic Option Grant Program, under which non-employee Board members shall automatically receive special option grants at periodic intervals to purchase shares of Common Stock in accordance with the provisions of Article Three.

               (b) Unless the context clearly indicates otherwise, the provisions of Articles One and Four shall apply to both the Discretionary Option Grant and Automatic Option Grant Programs and shall accordingly govern the interests of all individuals under the Plan.

       III.    ADMINISTRATION OF THE PLAN

               (a) The Plan shall be administered by a committee ("Committee") of two (2) or more non-employee Board members appointed by the Board. No Board member shall be eligible to serve on the Committee if such individual has, within the twelve (12)- month period immediately preceding the date he or she is to be appointed to the Committee, received an option grant or stock issuance under this Plan or any other stock plan of the Company (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Program. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

               (b) The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and to issue such interpretations of, such program and any outstanding option thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in the Discretionary Option Grant Program or any outstanding option thereunder.

               (c) The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements,


                                       2.

the time or times at which each such option is to become exercisable, and the maximum term for which the option is to be outstanding.

               (d) Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Plan Administrator shall not exercise any discretionary functions with respect to the option grants made pursuant to that program.

       IV.     ELIGIBILITY FOR OPTION GRANTS

               (a) The persons eligible to receive option grants under the Plan are as follows:

                   (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Company (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Company (or its parent or subsidiary corporations);

                  (ii)   the non-employee members of the Board;

                 (iii) the non-employee members of the board of directors of any parent or subsidiary corporation; and

                  (iv) those consultants or independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations).

               (b) Members of the Committee while serving as the Plan Administrator shall not be eligible to receive any stock options, stock appreciation rights, direct stock issuances or other stock awards under this Plan or any other stock plan of the Company or its parent or subsidiary corporations, other than pursuant to the Automatic Option Grant Program.

       V.      STOCK SUBJECT TO THE PLAN

               (a) The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan as adjusted for the four 2-for-1 stock splits effected in March 1991, March 1992, March 1993 and March 1994 respectively, shall not exceed 110,640,112 shares.(*/) The total number of shares issuable under the Plan shall be subject to


-----------------------
(*/) Reflects (i) the two-for-one stock splits effected March 1991, March 1992, March 1993 and March 1994, (ii) the 500,000-share increase authorized by the Board on October 8, 1991 and approved by the shareholders at the 1991 Annual Meeting, (iii) the 1,000,000-share increase authorized by the Board on October 5, 1992 and approved by the shareholders at the 1992

                                       3.

further adjustment from time to time in accordance with Section IV(d) of this Article One.

               (b) In no event may which any one individual participating in the Plan be granted stock options or separately exercisable stock appreciation rights for more than 2,000,000 shares of Common Stock in the aggregate over the remaining term of the Plan, subject to periodic adjustment in accordance with the provisions of Section IV (d) of this Article One. For purposes of such limitation, any stock options or stock appreciation rights granted prior to August 1, 1994 shall not be taken into account.

               (c) Should an option terminate or expire for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised shall be available for subsequent option grants under the Plan. Shares subject to any option surrendered or cancelled in accordance with Section IV of Article Two or Section III of Article Three and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Company pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. If the exercise price of an outstanding option under the Plan is paid with shares of Common Stock, the number of shares available for subsequent option grant shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares actually issued.

               (d) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the Option Plan after July 31, 1994, (iii) the number and/or class of securities for which option grants are to be subsequently made to each newly elected or continuing non-employee Board member under the Automatic Option Grant Program and (iv) the number and/or class of securities and price per share in effect under each outstanding option.


-----------------------
Annual Meeting on November 10, 1992, (iv) the 2,000,000-share increase authorized by the Board on August 10, 1993 and approved by the shareholders at the 1993 Annual Meeting on November 12, 1993, (v) the 4,000,000-share increase authorized by the Board on August 9, 1994 and approved by the shareholders at the 1994 Annual Meeting on November 15, 1994, and (vi) the 19,000,000-share increase authorized by the Board on August 22, 1995, subject to shareholder approval at the 1995 Annual Meeting on November 14, 1995. Assuming approval of the proposed 19,000,000 share increase by the Company's shareholders, not more than 41,672,653 shares may be issued under the Plan from and after July 30, 1995, subject, however, to adjustment under Section IV(d) of Article One.



                                       4.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


       I.      TERMS AND CONDITIONS OF DISCRETIONARY GRANTS

               Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not employees of the Company or its parent or subsidiary corporations may only be granted non-statutory options. Each option granted under the Discretionary Option Grant Program shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

               A. Option Price.

               1. The option price per share shall be fixed by the Plan Administrator, provided the option price per share for any option granted prior to October 1, 1995 shall not be less than eighty-five percent (100%) of the fair market value of a share of Common Stock on the date of the option grant and the option price per share for any option granted on or after October 1, 1995 shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of the option grant.

               2. The option price shall, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

                   (i) full payment in cash or cash equivalents;

                  (ii) full payment in shares of Common Stock held by the optionee for at least six (6) months and valued at fair market value on the Exercise Date (as such term is defined below);

                 (iii) full payment through a combination of shares of Common Stock held by the optionee for at least six (6) months and valued at fair market value on the Exercise Date (as such term is defined below) and cash or cash equivalents; or

                  (iv) to the extent the option is exercised for fully-vested shares of Common Stock, full payment effected through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable


                                       5.

         written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               For purposes of this subparagraph 2, the Exercise Date shall be the first date on which the Company shall have received written notice of the exercise of the option. Except to the extent the sale and remittance procedure under clause (iv) above is utilized by the optionee, payment of the option price for the purchased shares shall accompany the notice.

               3. The fair market value of a share of Common Stock on any relevant date under subparagraph 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                   (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                  (ii) If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               B. Term and Exercise of Options. Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option; provided, however, that no such option granted prior to October 1, 1995 shall have a term in excess of ten
(10) years measured from the grant date and no such option granted on or after October 1, 1995 shall have a term in excess of nine (9) years measured from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the





                                       6.

optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

               C. Effect of Termination of Service.

               1. Should an optionee cease to remain in Employee status for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options under this Article Two, then such option or options shall not (except to the extent otherwise provided pursuant to subparagraph C.4 below) remain exercisable for more than a twelve (12)-month period (or such shorter period determined by the Plan Administrator and specified in the instrument evidencing the grant) following the date of such cessation of Employee status; provided, however, that under no circumstances shall such options be exercisable after the specified expiration date of the option term. Each such option shall, during such twelve (12)-month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of Employee status. Upon the expiration of such twelve (12)-month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. However, each such option shall, immediately upon optionee's cessation of Employee status, terminate and cease to remain outstanding with respect to any option shares for which the option is not otherwise at that time exercisable.

               2. Any outstanding option under this Article Two held by an optionee at the time of his or her death may be subsequently exercised, but only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's cessation of Employee status (less any shares subsequently purchased by optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier of (i) the first anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable for any and all of the option shares for which the option is exercisable at the time of optionee's cessation of Employee status but for which the option is not subsequently exercised.

               3. If (i) the optionee's Employee status is terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets) or (ii) the optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options held by the optionee under this Article Two shall immediately terminate and cease to be exercisable.





                                       7.

               4. Notwithstanding subparagraphs C.1 and C.2 above, the Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding,

               - to extend the period of time for which the option is to remain exercisable following the optionee's cessation of Employee status from the twelve (12) month or shorter period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate. Such extension may in the Plan Administrator's sole discretion be conditioned upon the optionee's performance of services as a consultant to the Company during all or any portion of the extension period. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

               - to permit one or more options held by the optionee under the Plan to be exercised during the limited period of exercisability following his or cessation of Employee status, not only with respect to the number of shares for which it is exercisable at the time of such cessation of Employee status but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise become exercisable were such cessation of Employee status not to occur. Such additional vesting may in the Plan Administrator's sole discretion be conditioned upon the optionee's performance of services as a consultant to the Company following such cessation of Employee status.

               5. For purposes of the foregoing provisions of this Section C (and all other purposes of the Plan), the optionee shall be deemed to remain in EMPLOYEE status for so long as the optionee renders services while in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance. The Plan Administrator shall have complete discretion to determine the extent to which an optionee may be deemed to be an Employee while on a leave of absence.

               6. If the option is to be granted to an individual who is not an Employee of the Company, then the option agreement evidencing the granted option shall include provisions comparable to subparagraphs C.1, C.2 and C.3 above, and may include provisions comparable to subparagraph C.4 above, with respect to the optionee's termination of service with the Company or its parent or subsidiary corporations.

               D. Shareholder Rights. An optionee shall have none of the rights of a shareholder with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price.

               E. Repurchase Rights. The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Company





                                       8.

in accordance with the following provisions:

               1. The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options exercised under this Article Two that the Company (or its assignees) shall have the right, exercisable upon the optionee's cessation of Employee or other service status, to repurchase at the option price any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable by the Company (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Employee or service status) as the Plan Administrator may specify in the instrument evidencing such right.

               2. All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated repurchase rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section IV of this Article Two, except to the extent such repurchase rights are expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.

               3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee's cessation of Employee status, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under the granted option and thereby accelerate the vesting of such shares in connection with the optionee's cessation of Employee status.

       II.     INCENTIVE OPTIONS

               The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as "non-statutory" options when issued under this Article Two shall not be subject to such terms and conditions.

               (a) Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant.

               (b) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the





                                       9.

foregoing limitation on the exercisability thereof as incentive stock options under the federal tax laws shall be applied on the basis of the order in which such options are granted.

               (c) 10% Shareholder. If any individual to whom the Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from such grant date.

               Except as modified by this Section II, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.


       III .   CORPORATE TRANSACTIONS

               (a) In the event of any of the following transactions (a "Corporate Transaction"):

                   (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

                 (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other applicable limitations imposed by the Plan Administrator at the time of grant. The determination of such comparability shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.





                                      10.

               (b) The portion of any Incentive Option accelerated under this
Section III in connection with a Corporate Transaction shall remain exercisable as an incentive stock option under the federal tax laws only to the extent the dollar limitation of Section II of Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the federal tax laws.

               (c) Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

               (d) Each outstanding option under this Article Two which is to be assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such option shall remain the same. In addition, appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan on both an aggregate and individual basis following the consummation of such Corporate Transaction.

               (e) The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

       IV.     SURRENDER OF OPTIONS FOR CASH OR STOCK

               (a) Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Company equal in amount to the excess of (i) the fair market value (at date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for such vested shares.

               (b) No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.





                                      11.

               (c) If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) the end of the five (5) business day period following receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years after the date of the option grant.

               (d) One or more directors or officers of the Company subject to the short-swing profit restrictions of the federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over at a time when one or more classes of the Company's equity securities are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled, to the extent such option is at the time exercisable for vested shares of Common Stock, and the optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock which are at the time vested under the cancelled option over (ii) the aggregate exercise price payable for such vested shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. Any uncancelled portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the agreement evidencing the grant.

               (e) For purposes of this Section V and Section III of Article Three, the following definitions shall be in effect:

                       A Hostile Take-Over shall be deemed to occur in the event
         (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which the Board does not recommend such shareholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company.

                       The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share of Common Stock on the date of the option cancellation, as determined pursuant to the valuation provisions of





                                      12.

         Section I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

               (f) The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section VI shall NOT be available for subsequent option grant under the Plan.





                                      13.

                                  ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM


       I.      ELIGIBILITY

               A. Eligible Board Members. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to (i) those individuals who are serving as non-employee Board members on the August 9, 1994 effective date of this Automatic Option Grant Program and who have otherwise completed at least four (4) years of service in such capacity, (ii) those individuals who are first elected or appointed as non-employee Board members after such effective date, whether through appointment by the Board or election by the Company's shareholders, and (iii) those individuals who are re-elected to serve as non-employee Board members at one or more Annual Stockholder Meetings beginning with the 1994 Annual Meeting. A non-employee Board member shall not be eligible to receive any automatic option grants under this Article Three if such individual renders (or has rendered) services as an Employee at any time on or after October 1, 1988. Each non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Article Three.

               B. Limitation. The non-employee Board members serving as Plan Administrator shall not, during such period of service, be eligible to receive any stock options, stock appreciation rights, direct stock issuances or other stock award under this Plan or any other stock plan of the Company (or any parent or subsidiary), other than pursuant to the provisions of this Automatic Option Grant Program.

       II.     TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

               A. Grant Dates. Option grants shall be made under this Article Three on the dates specified below:

               1. Each individual who is serving as an Eligible Director on the August 9, 1994 effective date of the Automatic Option Grant Program and who has otherwise completed at least four (4) years of service in such capacity shall automatically be granted on such effective date a non-statutory option to purchase 20,000 shares of Common Stock upon the terms and conditions of this Article Three.

               2. Each individual who first becomes an Eligible Director after the August 9, 1994 effective date, whether through election by the Company's shareholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 20,000 shares of Common Stock upon the terms and conditions of this Article Three.





                                      14.

               3. On the date of each Annual Shareholders Meeting, beginning with the 1994 Annual Meeting, each individual who is at that time re-elected as an Eligible Director shall automatically be granted a non-statutory option to purchase an additional 10,000 shares of Common Stock upon the terms and conditions of this Article Three, provided such individual has served as a Board member for at least five (5) months.

               B. No Limitation. There shall be no limit on the number of such 10,000-share annual option grants any one Eligible Director may receive over his or her period of Board service. The number of shares for which the automatic option grants are to be made to newly elected or continuing Eligible Directors shall be subject to periodic adjustment pursuant to the applicable provisions of
Section IV of Article One.

               C. Option Price. The option price per share of Common Stock of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

               D. Option Term. Each automatic grant under this Article Three shall have a maximum term of five (5) years measured from the automatic grant date.

               E. Exercisability/Vesting. Each automatic grant shall be immediately exercisable for any or all of the option shares; provided, however, that no such grant shall become exercisable in whole or in part unless the shareholders approve this Automatic Option Grant Program at the 1994 Annual Meeting. Any shares purchased under the option shall be subject to repurchase by the Company, at the option price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares in accordance with the applicable schedule below.

               - The initial automatic grant for 20,000 shares shall vest, and the Company's repurchase right shall lapse, in a series of four (4) equal and successive annual installments over the optionee's period of continued service as a Board member, measured from the automatic grant date.

               - Each annual 10,000-share automatic grant shall vest, and the Company's repurchase right shall lapse, in two (2) equal and successive annual installments over the optionee's period of continued service as a Board member, measured from the automatic grant date.

               Vesting of the option shares shall be subject to acceleration as provided in Section II.H.3 and Section III of this Article Three. In no event shall any additional option shares vest after the optionee's cessation of Board service, except as otherwise provided in Section II.H.3 of this Article Three.

               F. Payment. The option price shall be payable in any of the alternative forms authorized under Section I.A.2 of Article Two. To the extent the option is exercised for any





                                      15.

unvested shares, the optionee must execute and deliver to the Company a stock purchase agreement for those unvested shares which provides the Company with the right to repurchase, at the option price paid per share, any unvested shares held by the optionee at the time of cessation of Board service and which precludes the sale, transfer or other disposition of the purchased shares at any time while those shares remain subject to the Company's repurchase right.

               G. Non-Transferability. During the optionee's lifetime the automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable except for a transfer of the option effected by will or by the laws of descent and distribution following the optionee's death.

               H. Termination of Board Service.

               1. Should the optionee cease to serve as a Board member for any reason (other than death or permanent disability, as defined in Section I.C.1 of Article Two) while holding one or more automatic option grants under this Article Three, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares in which the optionee is vested at the time of such cessation of Board service. However, each such option shall immediately terminate and cease to remain outstanding, at the time of such cessation of Board service, with respect to any option shares in which the optionee is not otherwise at that time vested under such option.

               2. Should the optionee die within six (6) months after cessation of Board service, then any automatic option grant held by the optionee at the time of death may subsequently be exercised, for any or all of the option shares in which the optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the optionee's death.

               3. Should the optionee die or become permanently disabled while serving as a Board member, then the shares of Common Stock at the time subject to each automatic option grant held by the optionee shall immediately vest in full (and the Company's repurchase right with respect to such shares shall terminate), and the optionee (or the representative of the optionee's estate or the person or persons to whom the option is transferred upon the optionee's death) shall have a twelve (12)-month period following the date of the optionee's cessation of Board service in which to exercise such option for any or all of those vested shares of Common Stock.





                                      16.

               4. In no event shall any automatic grant under this Article Three remain exercisable after the expiration date of the five (5)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1 through 3 above or (if earlier) upon the expiration of the five
(5)-year option term, the automatic grant shall terminate and cease to be outstanding for any option shares in which the optionee was vested at the time of his or her cessation of Board service but for which such option was not subsequently exercised.

               I. Shareholder Rights. The holder of an automatic option grant under this Article Three shall have none of the rights of a shareholder with respect to any shares subject to that option until such individual shall have exercised the option and paid the option price for the purchased shares.

               J. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Automatic Stock Option Agreement attached as Exhibit A to the Plan.

       III.    CORPORATE TRANSACTION/CHANGE IN CONTROL/ HOSTILE TAKE-OVER

               A. In the event of any Corporate Transaction (as defined in Section III of Article Two), the shares of Common Stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full and the Company's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, all option grants under this Article Three shall terminate and cease to remain outstanding, except to the extent one or more such grants are assumed by the successor entity or its parent corporation.

               B. In connection with any Change in Control (as defined below) or Hostile Take-Over (as defined in Section V of Article Two), the shares of Common Stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full and the Company's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Change in Control or Hostile Take-Over, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. Each option shall remain so exercisable for all the option shares following the Change in Control or Hostile Take-Over until the expiration or sooner termination of the option term.

               C. Upon the occurrence of a Hostile Take-Over, the optionee shall also have a thirty (30)-day period in which to surrender to the Corporation each option held by him or her under this Article Three for a period of at least six
(6) months. The optionee shall in return be





                                      17.

entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (as defined in Section V of Article Two) of the shares of Common Stock at the time subject to the surrendered option over
(ii) the aggregate option price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Company. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under the Plan.

               D. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               E. For purposes of this Article Three, a Change in Control shall be deemed to occur upon a change in ownership or control of the Company effected through either of the following transactions:

                   (i) the direct or indirect acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which the Board does not recommend such shareholders to accept; or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

       IV.     AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

               The provisions of this Automatic Option Grant Program, together with the automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable federal income tax laws and regulations.





                                      18.

                                  ARTICLE FOUR

                                  MISCELLANEOUS


       I.      LOANS OR GUARANTEE OF LOANS

               The Plan Administrator may assist any optionee (including any officer or director) in the exercise of one or more options held by such optionee under the Discretionary Option Grant Program by (a) authorizing the extension of a loan to such optionee from the Company, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price payable for the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

       II.     AMENDMENT OF THE PLAN

               The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, (i) no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Three. In addition, the Board shall not, without the approval of the shareholders of the Company (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which options may be granted to newly elected or continuing non-employee Board members under Article Three of the Plan or the maximum number of shares for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights in the aggregate after July 31, 1994, except for permissible adjustments under Section IV(d) of Article One, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

       III.    EFFECTIVE DATE AND TERM OF PLAN

               (a) The Plan was initially adopted by the Board in September 1987 and approved by the Company's shareholders in October 1987. The Plan was subsequently amended by the Board in August 1988, July 1989, August 1990, October 1991 and October 1992 to


                                      19.

increase the number of shares of Common Stock issuable thereunder. The shareholders approved such amendments in December 1988, December 1989, December 1990, November 1991, and November 1992 respectively. The Plan was restated by the Board, effective April 10, 1992, to bring the Plan into compliance with applicable requirements of SEC Rule 16b-3, as amended May 1, 1991, under the 1934 Act. The Plan was subsequently amended on August 10, 1993 to increase the number of shares issuable over the term of the Plan by 2,000,000 shares, and such increase was approved by the shareholders at the 1993 Annual Meeting. The Plan was amended on August 9, 1994 to (i) increase the number of shares issuable over the term of the Plan by 4,000,000 shares, (ii) impose a limitation of 2,000,000 shares on the total number of shares of Common Stock for which any one individual may be granted stock options and separately exercisable stock appreciation rights after July 31, 1994 and (iii) establish the Automatic Option Grant for non-employee Board members. The Plan was further amended on August 22, 1995 to increase the number of shares issuable over the term of the Plan from 91,640,112 to 110,640,112 shares, subject to shareholder approval of the 19,000,000-share increase at the 1995 Annual Shareholders Meeting. The Plan was most recently amended on October 17, 1995 to (i) eliminate the authority of the Plan Administrator to grant options with an exercise price per share less than the fair market value per share of Common Stock on the grant date and (ii) reduce the maximum term for which an option granted on or after October 1, 1995 may remain outstanding to nine (9) years.

               (b) The provisions of the August 9, 1994 amendment shall apply only to options granted under the Plan from and after the August 9, 1994 effective date. Each option issued and outstanding under the Plan immediately prior to such effective date shall continue to be governed by the terms and conditions of the Plan as in effect on the grant date, and nothing in the August 9, 1994 amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder. The provisions of the October 17, 1995 amendment are effective October 1, 1995 and shall apply only to options granted under the Plan on or after such effective date. Each option issued and outstanding under the Plan immediately prior to such effective date shall continue to be governed by the terms and conditions of the Plan as in effect on the grant date, and nothing in the October 17, 1995 amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder.

               (c) The sale and remittance procedure authorized for the exercise of outstanding options shall be available for (i) all options granted under the Plan on or after October 8, 1991, including options granted to officers and directors, and (ii) all non-statutory options outstanding on such date, including non-statutory options held by officers and directors. The Plan Administrator may also allow such procedure to be utilized in connection with the exercise of designated incentive stock options outstanding on such date, including those held by officers and directors.

               (d) No option granted on the basis of the 19,000,000-share increase authorized by the Board on August 22, 1995 shall become exercisable in whole or in part at any time prior


                                      20.

to shareholder approval of such 19,000,000-share increase. If such shareholder approval is not obtained at the 1995 Annual Meeting, then all options granted on the basis of such increase shall immediately terminate and cease to be outstanding without ever becoming exercisable for any of the option shares, and no further options shall be granted on the basis of such share increase. Subject to such limitations, the Plan Administrator may grant options under the Plan at any time after the date of adoption and prior to the date of termination under paragraph (e) below.

               (e) Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) the expiration of the ten (10) year period measured from the date of the Board's initial adoption of the Plan or
(ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

               (f) Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the shareholders of the Company and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such shareholder approval.

       IV.     USE OF PROCEEDS

               Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

       V.      REGULATORY APPROVALS

               The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

       VI.     NO EMPLOYMENT/SERVICE RIGHTS

               Neither the action of the Company in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.


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